Exhibit 99.1

*** NEWS RELEASE ***

TO:	All Area News Agencies

FROM:	First Commonwealth Financial Corporation

RELEASE DATE/TIME:	January 27, 2011/8:00 AM

First Commonwealth Announces Fourth Quarter and Full-

Year 2010 Financial Results

Indiana, PA., January 27, 2011 - First Commonwealth Financial Corporation (NYSE: FCF) today reported net income of $11.9 million, or $0.11 diluted earnings per share, for the fourth quarter ended December 31, 2010 compared to net income of $2.7 million, or $0.03 diluted earnings per share, in the fourth quarter of 2009. For the year ended December 31, 2010, net income was $23.0 million, or $0.25 diluted earnings per share, compared to a net loss of $20.1 million or $0.24 per share for the year 2009. The increase in net income for both periods was primarily the result of a lower provision for credit losses and a decrease in net securities impairment losses on investments in pooled trust preferred collateralized debt obligations.

John J. Dolan, President and Chief Executive Officer, stated, “We are pleased to report favorable earnings results for the fourth quarter and the entire year. While some measure of uncertainty remains regarding the interest rate environment, employment and the state of the housing market, the economy of western Pennsylvania continues to be relatively stable. We remain vigilant monitoring the effect of these variables on our operations and on our strategy for 2011 and beyond.”

Credit Quality

The provision for credit losses was $8.0 million and $61.6 million for the fourth quarter and year to date periods ended December 31, 2010, respectively, as compared to $21.1 million and $100.6 million in the prior year periods. The primary components of the fourth quarter 2010 provision for credit losses included a $3.4 million specific reserve for a $9.6 million student housing construction loan in eastern Pennsylvania that was placed in nonaccrual status during the fourth quarter of 2010. Additionally, a $3.0 million specific reserve was recorded for an $8.6 million lot development loan and a $1.3 million line of credit. These loans are located in central Pennsylvania and placed in nonaccrual status in the fourth quarter of 2010.

For the quarter ended December 31, 2010, nonperforming loans were $117.5 million, a decrease of $6.7 million from September 30, 2010. The decrease was primarily the result of a $15.4 million partial charge-off and an $8.0 million principal payment on a $44.1 million line of credit to a western Pennsylvania real estate developer that was placed into nonperforming status in the fourth quarter of 2009. Nonperforming loans as a percentage of total loans were 2.79%, 2.89% and 3.20% for the periods ended December 31, 2010, September 30, 2010 and December 31, 2009, respectively.

Dolan commented, “The fourth quarter of 2010 showed continued signs of the containment and resolution of legacy credit issues. Even though nonperforming loans have decreased to the lowest level since June 30, 2009, this area still requires careful attention.”

During the fourth quarter of 2010, net charge-offs were $22.4 million compared to $29.9 million in the fourth quarter of 2009. The most significant loan charge-offs for the fourth quarter of 2010 were the aforementioned $15.4 million on the western Pennsylvania line of credit and $2.6 million for a Pennsylvania manufacturer. For the twelve months ended December 31, 2010 net charge-offs were $72.0 million, or 1.61% of average loans on an annualized basis, compared to $71.7 million, or 1.57% of average loans on an annualized basis, for the same period in 2009. The allowance for credit losses as a percentage of total loans outstanding was 1.69%, 1.99% and 1.76% for December 31, 2010, September 30, 2010 and December 31, 2009, respectively.

Other real estate owned (“OREO”) acquired through foreclosure was $24.7 million at December 31, 2010; $17.9 million is related to a food manufacturing property that was previously under a sales agreement which expired. The property is currently being remarketed.

Net Interest Income and Net Margin

During the fourth quarter of 2010 net interest income of $51.7 million, on a taxable equivalent basis, decreased $4.7 million, or 8%, compared to the fourth quarter of 2009. The decrease was a result of a $607.8 million decline in average interest-earning assets, partially offset by an 8 basis point increase in the net interest margin. Net interest margin was 3.86%, 3.90% and 3.78% for the three-month periods ended December 31, 2010, September 30, 2010 and December 31, 2009, respectively. From the third quarter of 2010 to the fourth quarter of 2010, the net interest margin decreased by 4 basis points as a result of lower yields on new loans, lower investment rates on the reinvestment of maturing securities and the continued sale strategy for municipal securities. For the year ended December 31, 2010 net interest income, on a taxable equivalent basis, decreased $2.9 million, or 1%. The decrease was primarily due to a $322.3 million decline in average interest-earning assets, partially offset by an increase of 16 basis points in the net interest margin. The net interest margin for the year ended December 31, 2010 and 2009, respectively, was 3.87% and 3.71%. The improved net interest margin on the year over year comparisons is primarily the result of a more favorable deposit mix, disciplined loan pricing and reduced balance sheet leveraging.

Significant changes to First Commonwealth’s balance sheet from December 31, 2009 to December 31, 2010 include:

•	An $841.0 million, or 68%, reduction in borrowings.

•

The decrease of $418.4 million, or 9%, in loans is a result of more disciplined underwriting guidelines concerning geography and size for commercial loans, the managing down of large credit relationships, generally weak borrower demand and planned decreases in residential real estate loans.

•

The $205.5 million, or 17%, decline in investment securities is primarily the result of matured securities not being replaced as the risk/reward for balance sheet leveraging activities has become less attractive in the current interest rate environment. An additional strategy was also implemented in the second quarter of 2010 that reduced the municipal securities portfolio exposure from $209.5 million at December 31, 2009 to $47.8 million at December 31, 2010.

•	Continued improvement in the mix of deposits, as a $213.1 million, or 7%, growth in lower costing transaction and savings deposits, offset a $131.1 million decrease in time deposits.

•

During the third quarter of 2010, First Commonwealth completed a successful public offering by issuing 18,543,750 shares of common stock. The net proceeds of $81.4 million will provide flexibility to capitalize on opportunities presented within our market area as well as to support regulatory capital needs. First Commonwealth’s capital ratios for leverage, Total and Tier I at December 31, 2010 were 11.8%, 14.2% and 13.0%, respectively.

Dolan added, “Modifying the risk profile of our balance sheet was a major strategic initiative throughout 2010 from a credit, liquidity, capital and funding perspective. I am particularly pleased with the growth in lower costing transactional deposits. Not only has this growth and mix change improved performance, but is extremely important in deepening customer relationships. We believe we are well positioned structurally to take advantage of 2011 market opportunities.”

Noninterest Income

Recognized net security losses, including other-than-temporary impairment charges, were $33 thousand, $2.9 million and $5.5 million for the three-month periods ended December 31, 2010, September 30, 2010 and December 31, 2009, respectively. These losses resulted primarily from other-than-temporary impairment charges on investments in pooled trust preferred collateralized debt obligations. Net security losses were negligible in the fourth quarter of 2010 as a result of decreased deferral and default levels as well as the effect of incorporating projected cures of interest deferrals into the other-than-temporary cash flow analysis. For the twelve months ended December 31, 2010 and 2009, net security losses were $6.8 million and $35.9 million, respectively. Net security losses in 2010 were partially offset by $1.6 million of security gains from the aforementioned sale of municipal securities.

Noninterest income, excluding net security losses, was essentially flat in the fourth quarter of 2010 compared to the same period last year. Increases of $0.7 million in swap fee income, $0.4 million in card related interchange income, $0.3 million in trust income and $0.2 million in income from bank owned life insurance were offset by decreases of $0.8 million in insurance and brokerage commissions, due to lower sales activity, and $0.7 million in service charges on deposit accounts, as a result of new regulations and shifts in consumer behavior.

For the year ended December 31, 2010, noninterest income, excluding net security losses, increased $0.8 million, or 1%, when compared to the same period of 2009. Trust income increased $1.1 million as a result of increased market values of assets under management and revised pricing schedules; card-related interchange income increased $1.9 million due to growth in demand deposit accounts, increased usage of debit cards and larger dollar transactions; and income from bank owned life insurance increased $0.9 million as a result of improved crediting rates. Partially offsetting these increases were decreases of $1.8 million in other income due to a $2.1 million gain from a legal settlement in 2009, $0.9 million in insurance and brokerage commissions and $0.5 million in service charges on deposit accounts.

Noninterest Expense

Noninterest expense increased $2.9 million, or 7%, in the fourth quarter of 2010 from the fourth quarter of 2009. The increase is primarily related to $1.4 million of severance expense related to managing staffing levels, $0.8 million of additional reserve to unfunded loan commitments, $0.6 million in collection and repossession expense, and $0.9 million of other expense due to higher marketing and other professional fees and services.

For the year ended December 31, 2010, as compared to the same period last year, noninterest expense remained essentially flat at $171.2 million. The company recorded declines associated with the expense reduction initiative that commenced in 2009, in FDIC premiums due to the special assessment of $2.9 million in 2009, in collection and repossession expenses of $0.6 million primarily related to two loans that were transferred to OREO in 2009 and in salaries and employee benefits of $3.0 million, excluding the $1.9 million increase in severance expense due to changes in staffing levels. These decreases were offset by a $2.2 million write-down to current fair value for an OREO property and increases in data processing, software and maintenance expense of $1.2 million primarily due to higher investments in technology solutions.

Full time equivalent staff was 1,565 and 1,621 for the periods ended December 31, 2010 and 2009, respectively. The efficiency ratio, calculated as total noninterest expense as a percentage of total revenue (total revenue consists of net interest income, on a taxable equivalent basis, plus total noninterest income, excluding net impairment losses and net securities gains), was 63% for the year ended December 31, 2010 as compared to 62% during the same period in 2009.

Dolan commented, “We continue to make significant progress in offsetting the upward industry shift in operating expense due to added regulatory, compliance and credit cycle challenges. These efforts will remain a focus in 2011 as we see additional opportunities through process improvements and better technology utilization.”

Dividend

First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.03 per share on January 18, 2011 which is payable on February 15, 2011 to shareholders of record as of January 31, 2011. This dividend represents a $0.02 per share increase over the previous quarter and a 2% projected annual yield utilizing the December 31, 2010 closing market price of $7.08.

Conference Call

First Commonwealth will host a quarterly conference call to discuss its financial results for the fourth quarter of 2010 on Thursday, January 27, 2011 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-877-317-6789 or through our web page, http://www.fcbanking.com at our “Investor Relations” link. A replay of the call will be available one hour after the end of the conference at this web page for 30 days.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $5.8 billion financial holding company headquartered in Indiana, Pennsylvania. It operates 115 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

Forward-Looking Statements

This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and may cause actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. These risks and uncertainties include, among other things, the following: continued deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in our investment securities portfolio; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Law and other legal and regulatory changes; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk; and other risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONTACT: First Commonwealth Financial Corporation

Investor Relations: Robert E. Rout, Executive Vice President and Chief Financial Officer

724-349-7220

Media: Susie Barbour, Communications & Media Relations Supervisor 724-463-5618

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA (a)

(dollars in thousands, except share data)

	For the Three Months Ended					For the Year Ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Interest Income
Interest and fees on loans	$54,236	$56,051	$57,367	$57,408	$58,877	$225,062	$232,030
Interest and dividends on investments:
Taxable interest	8,591	9,193	9,664	10,467	11,300	37,915	50,591
Interest exempt from federal income taxes	505	721	1,839	2,151	2,351	5,216	10,445
Dividends	14	13	19	27	25	73	208
Interest on bank deposits	17	4	48	25	4	94	7

Total interest income	63,363	65,982	68,937	70,078	72,557	268,360	293,281

Interest Expense
Interest on deposits	11,004	12,194	13,067	13,580	15,338	49,845	69,802
Interest on short-term borrowings	196	284	616	852	789	1,948	4,216

Interest on subordinated debentures	1,399	1,429	1,390	1,375	1,398	5,593	6,170
Interest on other long-term debt	793	979	1,268	1,173	1,592	4,213	6,583

Total interest on long-term debt	2,192	2,408	2,658	2,548	2,990	9,806	12,753

Total interest expense	13,392	14,886	16,341	16,980	19,117	61,599	86,771

Net Interest Income	49,971	51,096	52,596	53,098	53,440	206,761	206,510
Taxable equivalent adjustment	1,772	1,965	2,639	2,798	2,975	9,174	12,303

Net Interest Income (a)	51,743	53,061	55,235	55,896	56,415	215,935	218,813

Provision for credit losses	8,000	4,522	4,010	45,020	21,059	61,552	100,569

Net Interest Income after Provision for Credit Losses (a)	43,743	48,539	51,225	10,876	35,356	154,383	118,244

Noninterest Income
Changes in fair value on impaired securities	4,554	(5,787)	190	(1,517)	(4,091)	(2,560)	(72,574)
Non-credit related (gains) losses on securities not expected to be sold (recognized in other comprehensive income)	(4,597)	1,497	(2,300)	(1,233)	(1,564)	(6,633)	36,389

Net impairment losses	(43)	(4,290)	(2,110)	(2,750)	(5,655)	(9,193)	(36,185)
Net securities gains	10	1,430	562	420	149	2,422	273
Trust income	1,519	1,486	1,398	1,494	1,201	5,897	4,805
Service charges on deposit accounts	3,911	4,302	4,603	4,152	4,642	16,968	17,440
Insurance and retail brokerage commissions	1,041	1,600	1,866	1,862	1,819	6,369	7,259
Income from bank owned life insurance	1,396	1,377	1,301	1,257	1,192	5,331	4,442
Card related interchange income	2,764	2,689	2,686	2,320	2,301	10,459	8,559
Other income	3,657	2,285	2,343	2,696	3,220	10,981	12,732

Total noninterest income	14,255	10,879	12,649	11,451	8,869	49,234	19,325

Noninterest Expense
Salaries and employee benefits	20,997	20,617	21,047	22,327	21,073	84,988	86,059
Net occupancy expense	3,522	3,317	3,539	3,893	3,262	14,271	14,053
Furniture and equipment expense	3,218	3,084	3,101	3,165	3,012	12,568	12,085
Data processing expense	1,389	1,367	1,478	1,437	1,254	5,671	4,687
Pennsylvania shares tax expense	1,473	1,468	1,457	1,057	1,361	5,455	5,314
Intangible amortization	390	408	576	657	656	2,031	2,826
Collection and repossession expense	1,504	1,209	794	923	915	4,430	5,010
Other professional fees and services	1,184	719	1,062	1,166	796	4,131	3,429
FDIC insurance	1,959	2,014	2,012	1,963	2,041	7,948	10,471
Other operating expenses	7,742	6,728	8,612	6,651	6,153	29,733	27,217

Total noninterest expense	43,378	40,931	43,678	43,239	40,523	171,226	171,151

Income (Loss) before income taxes	14,620	18,487	20,196	(20,912)	3,702	32,391	(33,582)
Taxable equivalent adjustment	1,772	1,965	2,639	2,798	2,975	9,174	12,303
Income tax provision (benefit)	903	5,863	4,015	(10,542)	(2,002)	239	(25,821)

Net Income (Loss)	$11,945	$10,659	$13,542	($13,168)	$2,729	$22,978	($20,064)

Average Shares Outstanding	104,524,923	97,199,306	85,777,550	85,029,748	84,681,199	93,197,225	84,589,780
Average Shares Outstanding Assuming Dilution	104,527,683	97,203,753	85,788,566	85,029,748	84,681,199	93,199,773	84,589,780
Per Share Data:
Basic Earnings (Loss) Per Share	$0.11	$0.11	$0.15	($0.15)	$0.03	$0.25	($0.24)
Diluted Earnings (Loss) Per Share	$0.11	$0.11	$0.15	($0.15)	$0.03	$0.25	($0.24)
Cash Dividends Declared per Common Share	$0.01	$0.01	$0.01	$0.03	$0.03	$0.06	$0.18

(a)	Presented on a taxable equivalent basis meaning net interest income is adjusted for the effect of tax-exempt income as if it were taxable using the 35% Federal income tax statutory rate.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

(dollars in thousands, except share data)

	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Assets
Cash and due from banks	$69,854	$94,567	$86,855	$79,136	$89,232
Interest-bearing bank deposits	4	40,852	1,503	57,073	327
Securities available-for-sale, at fair value	967,715	927,121	996,220	1,062,713	1,133,856
Securities held to maturity, at amortized cost	0	0	0	31,891	36,758
Other investments	48,859	51,431	51,431	51,431	51,431
Loans:
Portfolio loans	4,218,083	4,299,573	4,434,291	4,595,409	4,636,501
Allowance for credit losses	(71,229)	(85,646)	(88,046)	(118,725)	(81,639)

Net loans	4,146,854	4,213,927	4,346,245	4,476,684	4,554,862

Premises and equipment, net	66,981	68,270	69,203	70,357	70,742
Other real estate owned	24,700	24,555	21,548	23,191	24,287
Goodwill	159,956	159,956	159,956	159,956	159,956
Other intangibles, net	5,376	5,766	6,175	6,752	7,407
Other assets	322,543	325,258	318,933	324,645	317,435

Total assets	$5,812,842	$5,911,703	$6,058,069	$6,343,829	$6,446,293

Liabilities
Deposits (all domestic):
Noninterest-bearing	$706,889	$730,939	$651,250	$639,184	$641,231

Interest-bearing demand deposits	95,260	103,346	107,261	99,218	107,612
Savings deposits	2,335,773	2,354,843	2,360,648	2,273,714	2,175,953
Time deposits	1,479,930	1,538,743	1,619,479	1,640,153	1,610,989

Total interest-bearing	3,910,963	3,996,932	4,087,388	4,013,085	3,894,554

Total deposits	4,617,852	4,727,871	4,738,638	4,652,269	4,535,785

Short-term borrowings	187,861	162,020	355,682	794,195	958,932

Subordinated debentures	105,750	105,750	105,750	105,750	105,750
Other long-term debt	98,748	119,475	155,250	119,084	168,697

Total long-term debt	204,498	225,225	261,000	224,834	274,447

Other liabilities	52,854	54,777	48,499	39,452	38,318

Total liabilities	5,063,065	5,169,893	5,403,819	5,710,750	5,807,482

Shareholders’ Equity
Preferred stock, $1 par value per share, 3,000,000 shares authorized, none issued	0	0	0	0	0
Common stock, $1 par value per share, 200,000,000 shares authorized	105,515	105,515	86,971	86,755	86,600
Additional paid-in capital	366,488	366,647	303,961	302,841	301,523
Retained earnings	291,492	280,706	271,139	258,593	278,887
Accumulated other comprehensive (loss) income, net	(2,458)	1,009	5,236	(1,181)	(6,045)
Treasury stock, at cost	(7,660)	(7,967)	(8,457)	(8,829)	(16,554)
Unearned ESOP shares	(3,600)	(4,100)	(4,600)	(5,100)	(5,600)

Total shareholders’ equity	749,777	741,810	654,250	633,079	638,811

Total liabilities and shareholders’ equity	$5,812,842	$5,911,703	$6,058,069	$6,343,829	$6,446,293

Book value per share	$7.15	$7.08	$7.59	$7.36	$7.50
Market value per share	$7.08	$5.45	$5.25	$6.71	$4.65

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

Quarter To Date Average Balance Sheets and Net Interest Analysis

(dollars in thousands)

	December 31, 2010			December 31, 2009
	Average Balance	Income/Expense (a)	Yield or Rate	Average Balance	Income/Expense (a)	Yield or Rate
Assets
Interest-earning assets:
Interest-bearing deposits with banks	$28,163	$17	0.24%	$676	$4	2.04%
Tax-free investment securities	46,993	777	6.56%	216,109	3,617	6.64%
Taxable investment securities	943,098	8,605	3.62%	1,050,948	11,325	4.28%
Loans, net of unearned income (b)(c)	4,295,788	55,736	5.15%	4,654,144	60,586	5.16%

Total interest-earning assets	$5,314,042	$65,135	4.86%	$5,921,877	$75,532	5.06%

Noninterest-earning assets:
Cash	77,949			83,886
Allowance for credit losses	(88,630)			(90,436)
Other assets	596,997			560,820

Total noninterest-earning assets	586,316			554,270

Total Assets	$5,900,358			$6,476,147

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (d)	$627,927	$161	0.10%	$605,642	$310	0.20%
Savings deposits (d)	1,866,335	2,528	0.54%	1,709,407	4,231	0.98%
Time deposits	1,505,369	8,315	2.19%	1,644,011	10,797	2.61%
Short-term borrowings	173,227	196	0.45%	931,170	789	0.34%
Long-term debt	214,362	2,192	4.06%	277,528	2,990	4.27%

Total interest-bearing liabilities	$4,387,220	$13,392	1.21%	$5,167,758	$19,117	1.47%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits (d)	712,466			613,112
Other liabilities	51,144			40,661
Shareholders’ equity	749,528			654,616

Total noninterest-bearing funding sources	1,513,138			1,308,389

Total Liabilities and Shareholders’ Equity	$5,900,358			$6,476,147

Net Interest Income and Net Yield on Interest-Earning Assets		$51,743	3.86%		$56,415	3.78%

(a)	Income on interest-earning assets is shown on a taxable equivalent basis using the 35% federal income tax statutory rate.
(b)	Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(c)	Loan income includes loan fees.
(d)	Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

Year To Date Average Balance Sheets and Net Interest Analysis

(dollars in thousands)

	December 31, 2010			December 31, 2009
	Average Balance	Income/Expense (a)	Yield or Rate	Average Balance	Income/Expense (a)	Yield or Rate
Assets
Interest-earning assets:
Interest-bearing deposits with banks	$46,467	$94	0.20%	$678	$7	0.96%
Tax-free investment securities	120,239	8,025	6.67%	235,256	16,069	6.83%
Taxable investment securities	939,459	37,988	4.04%	1,102,597	50,799	4.61%
Loans, net of unearned income (b)(c)	4,467,338	231,427	5.18%	4,557,227	238,709	5.24%

Total interest-earning assets	5,573,503	277,534	4.98%	5,895,758	305,584	5.18%

Noninterest-earning assets:
Cash	67,835			77,983
Allowance for credit losses	(96,872)			(67,535)
Other assets	592,612			551,806

Total noninterest-earning assets	563,575			562,254

Total Assets	$6,137,078			$6,458,012

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (d)	$622,171	$751	0.12%	$601,594	$1,677	0.28%
Savings deposits (d)	1,800,418	12,171	0.68%	1,515,636	16,946	1.12%
Time deposits	1,596,088	36,923	2.31%	1,735,533	51,179	2.95%
Short-term borrowings	488,078	1,948	0.40%	1,031,664	4,216	0.41%
Long-term debt	236,939	9,806	4.14%	285,526	12,753	4.47%

Total interest-bearing liabilities	4,743,694	61,599	1.30%	5,169,953	86,771	1.68%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits (d)	658,947			590,554
Other liabilities	43,413			41,487
Shareholders’ equity	691,024			656,018

Total noninterest-bearing funding sources	1,393,384			1,288,059

Total Liabilities and Shareholders’ Equity	$6,137,078			$6,458,012

Net Interest Income and Net Yield on Interest-Earning Assets		$215,935	3.87%		$218,813	3.71%

(a)	Yields on interest-earning assets have been computed on a taxable equivalent basis using the 35% federal income tax statutory rate.
(b)	Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(c)	Loan income includes loan fees.
(d)	Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

Asset Quality Data

(dollars in thousands)

	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Nonperforming Loans:
Loans on nonaccrual basis	$116,151	$123,221	$132,555	$166,779	$147,937
Troubled debt restructured loans	1,336	1,013	599	609	619

Total nonperforming loans	$117,487	$124,234	$133,154	$167,388	$148,556
Loans past due in excess of 90 days and still accruing	$13,203	$15,838	$15,045	$13,371	$15,154
Other real estate owned	$24,700	$24,555	$21,548	$23,191	$24,287
Loans outstanding at end of period	$4,218,083	$4,299,573	$4,434,291	$4,595,409	$4,636,501
Average loans outstanding	$4,467,338	$4,525,149	$4,593,781	$4,635,712	$4,557,227
Provision for credit losses (year to date)	$61,552	$53,552	$49,030	$45,020	$100,569
Allowance for credit losses	$71,229	$85,646	$88,046	$118,725	$81,639
Net charge-offs (year to date)	$71,962	$49,545	$42,623	$7,934	$71,689
Nonperforming loans as a percentage of total loans	2.79%	2.89%	3.00%	3.64%	3.20%
Net charge-offs as a percentage of average loans outstanding (annualized)	1.61%	1.46%	1.87%	0.69%	1.57%
Provision for credit losses as a percentage of net charge-offs	85.53%	108.09%	115.03%	567.43%	140.29%
Allowance for credit losses as a percentage of end-of-period loans outstanding	1.69%	1.99%	1.99%	2.58%	1.76%
Allowance for credit losses as a percentage of nonperforming loans	60.63%	68.94%	66.12%	70.93%	54.96%
Nonperforming Securities:
Nonaccrual securities at market value	$15,823	$11,049	$6,483	$6,553	$3,258

Profitability Ratios

(dollars in thousands)

	For the Three Months Ended					For the Year Ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Return on average assets (a)	0.80%	0.71%	0.87%	-0.83%	0.17%	0.37%	-0.31%
Return on average equity (a)	6.32%	5.92%	8.41%	-8.17%	1.65%	3.33%	-3.06%
Net interest margin (b)	3.86%	3.90%	3.88%	3.87%	3.78%	3.87%	3.71%
Efficiency ratio (c)	65.69%	61.27%	62.91%	62.06%	57.24%	62.96%	62.45%

(a)	Annualized.
(b)	Net interest margin has been computed on a taxable equivalent basis using the 35% federal income tax statutory rate.
(c)	Efficiency ratio is “total noninterest expense” as a percentage of total revenue.

Total revenue consists of “net interest income, on a taxable equivalent basis,” plus “total noninterest income,” excluding “net impairment losses” and “net securities gains.”

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

Capital Ratios

December 31, 2010

(dollars in thousands)

	Actual		Regulatory Minimum		Well Capitalized		Excess Over Well Capitalized
	Capital Amount	Ratio	Capital Amount	Ratio	Capital Amount	Ratio	Capital Amount
Total Capital to Risk Weighted Assets
First Commonwealth Financial Corporation	$720,697	14.2%	$405,272	8.0%	N/A	N/A	N/A
First Commonwealth Bank	$677,847	13.5%	$401,051	8.0%	$501,314	10.0%	$176,533

Tier I Capital to Risk Weighted Assets
First Commonwealth Financial Corporation	$657,106	13.0%	$202,636	4.0%	N/A	N/A	N/A
First Commonwealth Bank	$614,914	12.3%	$200,526	4.0%	$300,789	6.0%	$314,125

Tier I Capital to Average Assets
First Commonwealth Financial Corporation	$657,106	11.8%	$223,157	4.0%	N/A	N/A	N/A
First Commonwealth Bank	$614,914	10.9%	$226,080	4.0%	$282,600	5.0%	$332,314